===============================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                               ----------------
                                FORM 8-K/A
                              CURRENT REPORT
  AMENDMENT TO APPLICATION OR REPORT FILED PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 DATE OF REPORT (DATE OF EARLIEST EVENT
                         REPORTED): APRIL 1, 1996

                               ----------------
                         KOPPERS INDUSTRIES, INC.
          (Exact name of registrant as specified in its charter)
      PENNSYLVANIA                   1-21716                 25-1588399
(State or Other Jurisdiction   (Commission File Number)     (I.R.S. Employer
   of Incorporation)                                         Identification
                                                              Number)
436 SEVENTH AVENUE, PITTSBURGH, PA                           15219-1800
                                                             (Zip Code)
  (Address of Principal Executive
           Offices)
                              (412) 227-2001
           (Registrant's telephone number, including area code)

===============================================================================

  This Current Report on Form 8-K/A amends Item 7 of the Current Report on Form 8-K filed on April 12, 1996.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  The following financial statements, pro forma financial information and exhibits are filed as a part of this amendment to Form 8-K.

  (A) FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED, PREPARED PURSUANT TO RULE 3.05 OF REGULATION S-X AND PROVIDED TO KOPPERS INDUSTRIES, INC. BY ARISTECH CHEMICAL CORPORATION:

   ITEM                                                                    PAGE
   ----                                                                    ----
   Audited Financial Statements of the Coal Chemical Business of Aristech
   Chemical Corporation
     Independent Auditors' Report........................................    4
     Statements of Income for the Years Ended December 31, 1994 and 1995.    5
     Balance Sheets at December 31, 1994 and 1995........................    6
     Statements of Net Cash Flows for the Years Ended December 31, 1994
      and 1995...........................................................    7
     Notes to Financial Statements.......................................    8
   Unaudited Interim Financial Statements of the Coal Chemical Business
    of Aristech Chemical Corporation
     Statements of Income for the Three Months Ended March 31, 1995 and
      1996...............................................................   14
     Balance Sheet at March 31, 1996.....................................   15
     Statements of Net Cash Flows for the Three Months Ended March 31,
      1995 and 1996......................................................   16
     Notes to the Financial Statements...................................   17

  (B) PRO FORMA FINANCIAL INFORMATION REQUIRED PURSUANT TO ARTICLE 11 OF REGULATION S-X:

   ITEM                                                                    PAGE
   ----                                                                    ----
   Koppers Industries, Inc. and the Coal Chemical Business of Aristech
   Chemical Corporation Pro Forma Condensed Consolidated Financial
   Statements (Unaudited)
     Pro Forma Condensed Consolidated Balance Sheet--March 31, 1996......   18
     Pro Forma Condensed Consolidated Statement of Operations--Year Ended
        December 31, 1995................................................   19
     Pro Forma Condensed Consolidated Statement of Operations--Three
        Months Ended March 31, 1996......................................   20

  The unaudited pro forma condensed consolidated balance sheet as of March 31, 1996 gives effect to the acquisition of the Coal Chemical Business of Aristech Chemical Corporation ("Clairton") as if the acquisition, accounted for as a purchase, had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1995 and three months ended March 31, 1996 give effect to the Clairton acquisition as if it had occurred on January 1, 1995. The pro forma information is based on historical financial statements of Koppers Industries, Inc. and Clairton after giving effect to the transaction using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The pro forma adjustments described in the notes to the pro forma condensed consolidated financial statements reflect the estimated allocation of the purchase price to assets and liabilities. Additional information, primarily related to the actuarial valuations for pension and post-retirement benefits, and clarification of currently available information may result in revisions to this estimated allocation.

  The pro forma statements have been prepared by Koppers Industries, Inc. based upon the financial statements of Clairton (filed with this report under item 7(a)) which have been provided by Aristech Chemical Corporation. These pro forma statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma financial statements should be read in conjunction with the audited financial statements and notes of Clairton and the audited financial statements of Koppers Industries, Inc.

                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Koppers Industries, Inc.
                                          -------------------------------------
                                            (Registrant)

                                          By /s/ Donald E. Davis
  May 31, 1996
- ---------------------                       -----------------------------------
                                            Donald E. Davis,
                                            Vice President and Chief Financial
                                            Officer

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Aristech Chemical Corporation:

  We have audited the accompanying balance sheets of the Coal Chemical Business of Aristech Chemical Corporation as of December 31, 1994 and 1995 and the related statements of income and net cash flows for the years then ended. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The accompanying financial statements have been prepared from the separate records maintained by the Coal Chemical Business and may not necessarily be indicative of the conditions that would have existed or the results of operations if the Coal Chemical Business had been operated as an unaffiliated company. Portions of certain income and expenses represent allocations made from corporate items applicable to Aristech Chemical Corporation as a whole.

  In our opinion, such financial statements present fairly, in all material respects, the financial position of the Coal Chemical Business of Aristech Chemical Corporation as of December 31, 1994 and 1995, and the results of its operations and its net cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

April 16, 1996
Pittsburgh, Pennsylvania

            COAL CHEMICAL BUSINESS OF ARISTECH CHEMICAL CORPORATION

                              STATEMENTS OF INCOME
                                 (IN THOUSANDS)

                                                                  YEARS ENDED
                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1994    1995
Sales.......................................................... $69,075 $75,984
Operating costs:
  Cost of sales................................................  56,531  62,291
  Selling, general and administrative expenses.................   3,412   3,355
  Depreciation.................................................   1,972   1,969
                                                                ------- -------
    Total operating costs......................................  61,915  67,615
                                                                ------- -------
Operating income...............................................   7,160   8,369
Other income...................................................      16      14
                                                                ------- -------
Income before provision for taxes on income....................   7,176   8,383
Provision for taxes on income..................................   2,978   3,479
                                                                ------- -------
Net income..................................................... $ 4,198 $ 4,904
                                                                ======= =======



                            See accompanying notes.

            COAL CHEMICAL BUSINESS OF ARISTECH CHEMICAL CORPORATION

                                 BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                  DECEMBER 31,
                                                                 ---------------
                                                                  1994    1995
                            ASSETS
Current assets:
  Cash and equivalents.........................................  $     2 $     1
  Receivables (less allowance for doubtful accounts of $30 for
    1994 and 1995).............................................    8,884  10,249
  Inventories..................................................    4,678   4,754
  Deferred income taxes........................................      649     846
                                                                 ------- -------
    Total current assets.......................................   14,213  15,850
Property, plant and equipment, net of accumulated depreciation.   28,820  28,181
                                                                 ------- -------
    Total assets...............................................  $43,033 $44,031
                                                                 ======= =======
                          LIABILITIES
Current liabilities:
  Accounts payable and other current liabilities...............  $ 8,226 $ 8,966
  Payroll and benefits payable.................................      461     474
  Accrued taxes ...............................................       14      16
                                                                 ------- -------
    Total current liabilities..................................    8,701   9,456
Deferred income taxes..........................................   10,552  10,419
Other liabilities..............................................    1,564   2,039
Intercompany liability.........................................   22,216  22,117
Commitments and contingencies (See Note 10)....................       --      --
                                                                 ------- -------
    Total liabilities..........................................  $43,033 $44,031
                                                                 ======= =======



                            See accompanying notes.

            COAL CHEMICAL BUSINESS OF ARISTECH CHEMICAL CORPORATION

                          STATEMENTS OF NET CASH FLOWS

                                 (IN THOUSANDS)

                                                               YEARS ENDED
                                                              DECEMBER 31,
                                                             ----------------
                                                              1994     1995
Cash flows from operating activities:
  Net income................................................ $ 4,198  $ 4,904
  Adjustments to reconcile net income to net cash provided
    by operating activities:
    Depreciation............................................   1,972    1,969
    Receivables.............................................    (621)  (1,365)
    Inventories.............................................  (1,208)     (76)
    Deferred income taxes...................................    (112)    (330)
    Current liabilities.....................................   1,584      755
    Other liabilities.......................................     (24)     475
    Other--net..............................................    (169)    (117)
                                                             -------  -------
      Net cash flows provided by operations.................   5,620    6,215
Cash flows from investing activities:
  Capital expenditures......................................    (265)  (1,212)
                                                             -------  -------
      Net cash used in investing activities.................    (265)  (1,212)
                                                             -------  -------
Net cash flow to Aristech Chemical Corporation.............. $ 5,355  $ 5,003
                                                             =======  =======





                            See accompanying notes.

                           COAL CHEMICAL BUSINESS OF
                         ARISTECH CHEMICAL CORPORATION

                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The accompanying financial statements have been prepared for the purpose of presenting the balance sheets of the Coal Chemical Business (the "Business") of Aristech Chemical Corporation (the "Company") at December 31, 1994 and 1995 and its income and net cash flows to the Company for each of the two years in the period ended December 31, 1995, in accordance with generally accepted accounting principles.

  During the periods covered by the statement of income, the Business was operated as an integral part of the Company's overall operations. The financial statements also include various allocated costs and expenses (see
Note 5) which are not necessarily indicative of the costs and expenses which would have resulted had the Business been operated as a separate company. All of the allocations and estimates reflected in the financial statements are based on assumptions that management believes are reasonable.

  The Company has not completed the process of evaluating the impact that will result from adopting Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." The Company is therefore unable to disclose the impact that adopting SFAS No. 121 will have on net assets and results of operations of the Business when such statement is adopted.

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Cash

  The Business participates in the Company's cash management system and, accordingly, does not maintain cash balances other than minimal imprest amounts.

 Inventories

  Inventories are stated at the lower of aggregate cost or market. Cost is determined primarily by the last-in, first-out ("LIFO") method. Inventory costs include direct and indirect manufacturing costs associated with the production of product.

 Property, Plant and Equipment

  Property, plant and equipment are carried at cost. Major replacements and improvements which extend the life of the property are capitalized, while maintenance and repairs are expensed as incurred. Depreciation of plant and equipment is computed on the straight-line method.

  When a plant or major facility within a plant is sold or otherwise disposed of, any gain or loss is reflected in the statement of income. Proceeds from the sale of other facilities depreciated on a group basis are credited to the depreciation reserve.

 Pensions

  Employees of the Business are covered by Company defined benefit and defined contribution pension plans. Benefits are based on compensation and/or years of service for substantially all of its employees. The Company's

                           COAL CHEMICAL BUSINESS OF
                         ARISTECH CHEMICAL CORPORATION

                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)

funding practice is to contribute annually not less than the actuarially determined minimum funding requirements of the Employee Retirement Income Security Act of 1974 nor more than the maximum funding limitation under the Internal Revenue Code. Contributions are intended to provide benefits for service to date and for benefits expected to be earned in the future (see Note
4).

 Income Taxes

  Income taxes are accounted for in accordance with SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred income taxes are recognized for the estimated taxes ultimately payable or recoverable based on enacted tax law. The deferred income taxes are computed annually for differences between book and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Significant basis differences are due to depreciation and other liabilities (see Note 6).

 Debt

  The Business participates in the Company's treasury system and, accordingly, does not record debt other than the intercompany liability.

 Income Recognition

  Sales and related costs of sales are included in income when goods are shipped or services are rendered to the customer.

 Intercompany Liability

  The Coal Chemical Business is an unincorporated division of Aristech Chemical Corporation. The equity of the Company in the net assets of the Business is reflected as an intercompany liability to the Company. The Company allocates certain income and expenses to the Business via the intercompany liability (see Note 5).

2. LINES OF BUSINESS

  The Business operates one tar distillation production facility and a light oil storage terminal at Clairton, PA. This facility is located adjacent to the USX Corporation's (USX) Clairton coking facility which supplies approximately 75% of its tar feedstock and light oil requirement under a seven-year agreement.

  The primary product derived from the tar distillation process is liquid and solid pitch which is sold to aluminum manufacturers under contract basis. Other products obtained in the tar distillation process include creosote used in wood treating of railroad ties and utility poles and carbon black sold to the rubber goods industry.

  The light oil terminal, which stores light oil for shipment under contract to one customer, will be transferred to USX at the end of 1996. Light oil sales for 1994 and 1995 were $14,233,000 and $13,337,000, respectively. The net book value of the light oil terminal was $2,261,000 and $2,144,000 at December 31, 1994 and 1995, respectively.

  In 1994 and 1995, the Business exported coal chemical products with a total sales value of $1,884,000 and $1,722,000, respectively. Sales to the Business's top four customers represented 19%, 13%, 13% and 10% of total 1994 sales and 17%, 16%, 12% and 11% of total 1995 sales.

                           COAL CHEMICAL BUSINESS OF
                         ARISTECH CHEMICAL CORPORATION

                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)

3. INTERCOMPANY LIABILITY

  Change in the intercompany liability reflect the results of operations and cash generated by the Business. The changes in the intercompany liability were as follows:

                                                                 YEARS ENDED
                                                                DECEMBER 31,
                                                               ----------------
                                                                1994     1995
                                                               (IN THOUSANDS)
      Beginning balance....................................... $23,373  $22,216
      Add: Net income.........................................   4,198    4,904
      Less: Net cash flows....................................  (5,355)  (5,003)
                                                               -------  -------
      Ending Balance.......................................... $22,216  $22,117
                                                               =======  =======

4. PENSIONS AND OTHER POSTRETIREMENT BENEFITS

  Substantially, all of the Business employees participate in various defined benefit or defined contribution plans sponsored by the Company. The Business recognized pension expense of $293,000 in 1994 and $345,000 in 1995. These amounts represent an allocation of the Company's total pension expense based on the ratio of compensation and the number of eligible employees of the Business to the total compensation and number of eligible employees of the Company.

  Reconciliation of the funded status of the hourly pension plan allocated to the Business as follows:

                                                                YEARS ENDED
                                                               DECEMBER 31,
                                                              ----------------
                                                               1994     1995
                                                              (IN THOUSANDS)
Actuarial present value of benefit obligations:
  Vested benefit obligation.................................. $  (798) $(1,331)
                                                              =======  =======
  Accumulated benefit obligation............................. $  (942) $(1,525)
                                                              =======  =======
  Projected benefit obligation............................... $(2,036) $(3,109)
Plan assets at fair value....................................   1,124    1,334
                                                              -------  -------
Plan assets less than projected benefit obligation...........    (912)  (1,775)
Unrecognized net loss........................................     217      773
Unrecognized prior service cost..............................     127      264
                                                              -------  -------
Accrued pension cost recognized in the balance sheets........ $  (568) $  (738)
                                                              =======  =======
Assumptions
Discount rate, projected benefit obligation..................     8.5%    7.25%
Rate of increase in compensation levels, projected benefit
 obligation..................................................     3.0     4.0

  Plan assets are invested primarily in stocks and bonds.

  In addition to providing pension benefits, the Company provides certain medical and life insurance benefits to eligible retired employees. Under the terms of the benefit plans, which are unfunded, the Company reserves the right to modify or discontinue the plans.

                           COAL CHEMICAL BUSINESS OF
                         ARISTECH CHEMICAL CORPORATION

                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)

  The following table sets forth the postretirement benefit liability of the hourly employees as allocated to the Business:

                                                                YEARS ENDED
                                                               DECEMBER 31,
                                                              ----------------
                                                               1994     1995
                                                              (IN THOUSANDS)
Accumulated postretirement benefit obligation:
  Retirees................................................... $  (400) $  (450)
  Fully eligible active plan participants....................     (64)    (117)
  Other active plan participants.............................    (591)    (850)
                                                              -------  -------
    Total....................................................  (1,055)  (1,417)
Unrecognized loss............................................     341      360
Unrecognized transition obligation...........................      46       81
                                                              -------  -------
Accrued postretirement benefit liability recognized in the
 balance sheet............................................... $  (668) $  (976)
                                                              =======  =======

  The discount rates used for calculating the present value of postretirement benefit liabilities for the hourly employees were 8.75% and 7.25% as of December 31, 1994 and 1995, respectively.

  A health care cost trend rate starting at 8.0% and declining to 4% over a six-year period to the year 2002 was assumed for 1995. A 1% increase in the health care cost trend rate would increase the accumulated postretirement benefit obligation as of December 31, 1995 by 6.1% and the sum of the service and interest costs in 1995 by 7.4%.

  The expense recognized by the Business for other postretirement benefits was $124,000 and $204,000 in 1994 and 1995, respectively. The expense represents an allocation of the Company's total other postretirement expense based on the number of eligible employees of the Business to the Company's total number of employees.

5. ALLOCATED EXPENSES

  General administrative and other expenses are allocated to the Business using methods deemed appropriate for the nature of the expenses involved. The methods include various allocation bases such as relative investment, number of employees and related payroll costs, and direct effort expended. Management of the Company believes the allocations are reasonable, but they are not necessarily indicative of the costs that would have been incurred had the Business been a stand-alone entity. Such amounts totaled $2,192,000 in 1994 and $2,036,000 in 1995.

6. TAX PROVISION

  Provision for taxes on income are as follows:

                                                                 YEARS ENDED
                                                                DECEMBER 31,
                                                               ----------------
                                                                 1994     1995
                                                               (IN THOUSANDS)
Current federal income taxes.................................. $ 2,628  $ 3,264
Current state and local income taxes..........................     466      545
Deferred income taxes.........................................    (116)    (330)
                                                               -------  -------
  Total provision............................................. $ 2,978  $ 3,479
                                                               =======  =======

                           COAL CHEMICAL BUSINESS OF
                         ARISTECH CHEMICAL CORPORATION

                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)
  A reconciliation of the differences between income taxes computed at the federal statutory rate of 35% to the total provision for income taxes is as follows:

                                                                  YEARS ENDED
                                                                 DECEMBER 31,
                                                                ---------------
                                                                  1994    1995
                                                                (IN THOUSANDS)
Statutory rate applied to income before tax.................... $ 2,512 $ 2,934
  State income taxes after federal income tax benefit..........     466     545
                                                                ------- -------
    Total provision for income taxes........................... $ 2,978 $ 3,479
                                                                ======= =======

  The tax effects of the significant temporary differences which comprise the deferred tax assets and liabilities are as follows:

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1994    1995
                                                                (IN THOUSANDS)
  Deferred tax asset:
    Accruals different than payments........................... $   649 $   846
                                                                ------- -------
    Gross deferred tax assets..................................     649     846
                                                                ------- -------
  Deferred tax liabilities:
    Property...................................................  10,458  10,168
    Accrual different than payments............................      --     119
    Other......................................................      94     132
                                                                ------- -------
    Gross deferred tax liabilities.............................  10,552  10,419
                                                                ------- -------
    Net deferred tax liabilities............................... $ 9,903 $ 9,573
                                                                ======= =======

7. INVENTORIES

                                                                  DECEMBER 31,
                                                                 ---------------
                                                                   1994    1995
                                                                 (IN THOUSANDS)
  Raw materials................................................. $ 2,338 $ 2,375
  Finished products.............................................   2,340   2,379
                                                                 ------- -------
    Net Inventory............................................... $ 4,678 $ 4,754
                                                                 ======= =======

  The current cost of inventories at December 31, 1994 and 1995 was $4,812,000 and $5,100,000, respectively.

8. PROPERTY, PLANT AND EQUIPMENT

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1994    1995
                                                                (IN THOUSANDS)
  Land......................................................... $   625 $   625
  Buildings....................................................   4,385   4,367
  Machinery and equipment......................................  31,650  32,823
                                                                ------- -------
    Total property, plant and equipment........................  36,660  37,815
    Less accumulated depreciation..............................   7,840   9,634
                                                                ------- -------
    Net property, plant and equipment.......................... $28,820 $28,181
                                                                ======= =======

                           COAL CHEMICAL BUSINESS OF
                         ARISTECH CHEMICAL CORPORATION

                NOTES TO THE FINANCIAL STATEMENTS--(CONTINUED)

  Depreciation expense for 1994 and 1995 was $1,972,000 and $1,969,000, respectively.

9. LEASE COMMITMENTS

  The Business has operating leases, primarily for railway equipment.

  Minimum annual rentals for operating leases with initial or remaining lease terms in excess of one year were as follows at December 31, 1995:

         YEARS ENDED
         DECEMBER 31,                                    (IN THOUSANDS)
               1996....................................      $1,993
               1997....................................       1,369
               1998....................................       1,156
               1999....................................         894
               2000....................................         572
               Later years.............................         570
                                                             ------
               Total minimum lease payments............      $6,554
                                                             ======

  Operating lease rental expense for 1994 and 1995 was $1,282,000 and $1,270,000, respectively.

10. COMMITMENTS AND CONTINGENCIES

  Contract commitments for capital expenditures for property, plant and equipment totaled $104,000 and $333,000 at December 31, 1994 and 1995, respectively.

  USX has retained responsibility for environmental liabilities relating to occurrences at the operating facility located in Clairton, Pennsylvania during USX's ownership prior to December, 1986. The Company has agreed to share in certain costs relating to this site providing the Company's share does not exceed $500,000. Such liability has been provided for in the financial statements.

  The Business is subject to pervasive environmental laws and regulations concerning the production, handling, storage, transportation, emission, and disposal of waste materials and is also subject to other federal and state laws and regulations regarding health and safety matters. These laws and regulations are constantly evolving, and it is impossible to predict accurately the effect these laws and regulations will have on the Business in the future.

  The Business is also the subject of, or party to, a number of other pending or threatened legal actions involving a variety of matters. In the opinion of management, any ultimate liability arising from these contingencies, to the extent not otherwise provided for, should not have a material adverse effect on the financial position or results of operations of the Business.

11. SUBSEQUENT EVENTS

  Effective April 1, 1996, the Company sold the Business to Koppers Industries, Inc. for $39 million, plus assumption of certain liabilities and adjustments for working capital changes.

                           COAL CHEMICAL BUSINESS OF
                         ARISTECH CHEMICAL CORPORATION

                        STATEMENTS OF INCOME (UNAUDITED)
                                 (IN THOUSANDS)

                                                                THREE MONTHS
                                                                    ENDED
                                                                  MARCH 31,
                                                               ----------------
                                                                1995     1996
Sales......................................................... $19,236  $19,132
Operating costs:
  Cost of sales...............................................  15,852   16,093
  Selling, general and administrative expenses................     783      926
  Depreciation................................................     494      460
                                                               -------  -------
    Total operating costs.....................................  17,129   17,479
                                                               -------  -------
Operating income..............................................   2,107    1,653
Other income..................................................      (4)       6
                                                               -------  -------
Income before provision for taxes on income...................   2,103    1,659
Provision for taxes on income.................................     872      678
                                                               -------  -------
Net income.................................................... $ 1,231  $   981
                                                               =======  =======


                            See accompanying notes.

                           COAL CHEMICAL BUSINESS OF
                         ARISTECH CHEMICAL CORPORATION

                           BALANCE SHEET (UNAUDITED)

                                 MARCH 31, 1996

                                 (IN THOUSANDS)

                                ASSETS
Current assets:
  Cash and equivalents................................................. $    --
  Receivables (less allowance for doubtful accounts of $30)............  10,062
  Inventories..........................................................   4,682
  Deferred income taxes................................................     846
                                                                        -------
    Total current assets...............................................  15,590
Property, plant and equipment, net of accumulated depreciation.........  28,200
                                                                        -------
    Total assets....................................................... $43,790
                                                                        =======
                              LIABILITIES
Current liabilities:
  Accounts payable and other current liabilities....................... $ 8,287
  Payroll and benefits payable.........................................     400
  Accrued taxes........................................................     701
                                                                        -------
    Total current liabilities..........................................   9,388
Deferred income taxes..................................................  10,419
Other liabilities......................................................   2,148
Intercompany liability.................................................  21,835
Commitments and contingencies..........................................      --
                                                                        -------
    Total liabilities.................................................. $43,790
                                                                        =======


                            See accompanying notes.

                           COAL CHEMICAL BUSINESS OF
                         ARISTECH CHEMICAL CORPORATION

                    STATEMENTS OF NET CASH FLOWS (UNAUDITED)
                                 (IN THOUSANDS)

                                                                THREE MONTHS
                                                                    ENDED
                                                                  MARCH 31,
                                                                --------------
                                                                 1995    1996
Cash flows from operating activities:
  Net income................................................... $1,231  $  981
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation...............................................    494     460
    Receivables................................................   (176)    187
    Inventories................................................     71      72
    Current liabilities........................................  1,443     (68)
    Other liabilities..........................................     57     109
                                                                ------  ------
      Net cash flows provided by operations....................  3,120   1,741
Cash flows from investing activities:
  Capital expenditures.........................................   (221)   (478)
                                                                ------  ------
      Net cash used in investing activities....................   (221)   (478)
                                                                ------  ------
Net cash flow to Aristech Chemical Corporation................. $2,899  $1,263
                                                                ======  ======


                            See accompanying notes.

            COAL CHEMICAL BUSINESS OF ARISTECH CHEMICAL CORPORATION

                       NOTES TO THE FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1) The interim financial statements include all adjustments which, in the opinion of management, are necessary to present fairly the financial position and the results of operations and net cash flows for the quarter ended March 31, 1995 and 1996. All such adjustments are of a normal, recurring nature.

(2) The Coal Chemical Business is an unincorporated division of Aristech Chemical Corporation. The equity of the Aristech Chemical Corporation in the net assets of the Business is reflected as an intercompany liability to Aristech Coal Chemical Corporation. The financial statements also include various allocated costs and expenses (see Note 6) which are not necessarily indicative of the costs and expenses which would have resulted had the Business been operated as a separate company. All of the allocations and estimates reflected in the financial statements are based on assumptions that management believes are reasonable.

(3) Effective January 1, 1996, the Business adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and Assets to be Disposed Of." Adoption of SFAS 121 had no effect on the Business' financial position or results of operations.

(4) At March 31, 1996, inventory consisted of $2.1 million of raw materials and $2.6 million of finished products. The current cost of these inventories was approximately $5 million.

(5) Effective April 1, 1996, the Company sold the Business to Koppers Industries, Inc. for $39 million, plus the assumption of certain liabilities and adjustments for working capital changes.

(6) General administrative and other expenses are allocated to the Business using methods deemed appropriate for the nature of the expenses involved. The methods include various allocation bases such as relative investment, number of employees and related payroll costs, and direct effort expended. Management of the Company believes the allocations are reasonable, but they are not necessarily indicative of the costs that would have been incurred had the Business been a stand-alone entity. Such amounts totaled $482,000 and $483,000 for the quarters ended March 31, 1995 and 1996, respectively.

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                   MARCH 31, 1996
                                       ------------------------------------------
                                          HISTORICAL
                                       -----------------  PRO FORMA      COMPANY
                                       COMPANY  CLAIRTON ADJUSTMENTS    PRO FORMA
                                                   (IN THOUSANDS)
ASSETS
Current Assets
  Cash and equivalents...............  $  4,816 $    --   $     --      $  4,816
  Accounts receivable (net of
    allowance).......................    59,969  10,062         --        70,031
  Inventories........................    78,279   4,682        347 (1)    83,308
  Other..............................     8,345     846       (846)(2)     8,345
                                       -------- -------   --------      --------
    Total current assets.............   151,409  15,590       (499)      166,500
Investments..........................    51,783      --         --        51,783
Fixed assets (net)...................   148,947  28,200      1,513 (1)   178,660
Other assets.........................     9,293      --     12,994 (1)    22,287
                                       -------- -------   --------      --------
  Total assets.......................  $361,432 $43,790   $ 14,008      $419,230
                                       ======== =======   ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable...................  $ 27,420 $ 8,287   $  1,912 (1)  $ 37,619
  Accrued liabilities................    28,150   1,101       (831)(2)
                                                               260 (1)    28,680
  Current portion of long-term debt..     4,000      --         --         4,000
                                       -------- -------   --------      --------
    Total current liabilities........    59,570   9,388      1,341        70,299
Long-term debt.......................   199,000      --     39,000 (1)   238,000
Deferred income taxes................    14,085  10,419    (10,419)(2)    14,085
Intercompany liability...............        --  21,835    (32,239)(1)
                                                            10,404 (2)        --
Other liabilities....................    29,292   2,148      5,921 (1)    37,361
                                       -------- -------   --------      --------
  Total liabilities..................   301,947  43,790     14,008       359,745
Common stock subject to redemption...    15,735      --         --        15,735
Common stock, voting and non-voting..       102      --         --           102
Retained earnings....................    34,782      --         --        34,782
Other stockholders' equity...........     8,866      --         --         8,866
                                       -------- -------   --------      --------
  Total liabilities and stockholders'
    equity...........................  $361,432 $43,790   $ 14,008      $419,230
                                       ======== =======   ========      ========

- ---------------------
(1) Adjusted to reflect the preliminary allocation of the approximately $40 million purchase price and related transaction costs to the fair value of assets acquired and the assumption of certain liabilities. Liabilities assumed by the Company include certain pension and post-retirement benefit costs, and estimated costs for the demolition of unused facilities and tank cleaning. The acquisition, primarily financed by additional borrowings of $39 million, resulted in goodwill of approximately $13.0 million.
(2) Adjusted to reflect the elimination of deferred tax assets, accrued taxes payable and deferred tax liabilities not assumed by the Company.

           PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                           YEAR ENDED DECEMBER 31, 1995
                                      ------------------------------------------
                                         HISTORICAL
                                      -----------------  PRO FORMA      COMPANY
                                      COMPANY  CLAIRTON ADJUSTMENTS    PRO FORMA
                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales............................ $525,730 $75,984   $(11,638)(1)  $590,076
  Cost of sales......................  440,746  62,291    (11,638)(1)   491,399
  Depreciation and amortization......   17,532   1,969        415 (2)    19,916
  Selling, general and
    administrative...................   27,604   3,355     (2,036)(3)    28,923
                                      -------- -------   --------      --------
Operating profit.....................   39,848   8,369      1,621        49,838
Equity in earnings of affiliates.....    9,239      --         --         9,239
Other income.........................      376      14         --           390
Interest expense.....................   15,060      --      2,925 (4)    17,985
                                      -------- -------   --------      --------
Income before taxes..................   34,403   8,383     (1,304)       41,482
Income taxes.........................    9,963   3,479      (873)(5)     12,569
                                      -------- -------   --------      --------
Net income........................... $ 24,440 $ 4,904   $   (431)     $ 28,913
                                      ======== =======   ========      ========
Earnings per share (6)............... $   2.36     N/A        N/A      $   2.80
                                      ======== =======   ========      ========

- ---------------------
(1) Adjusted to reflect the elimination of purchases by the Company from Clairton.

(2) Adjusted to reflect increased depreciation and amortization expense resulting from recording the assets acquired at estimated fair value. The Company records depreciation and amortization using the straight-line method, over estimated useful lives of 15 years for buildings and machinery and 25 years for goodwill.

(3) Adjusted to reflect the reversal of corporate overhead costs allocated to Clairton by its former parent.

(4) Adjusted to reflect increased interest expense to the Company related to $39 million of borrowings under the Bank Credit Facilities (as hereinafter defined) in connection with the acquisition of Clairton. Interest is calculated at an assumed rate of 7.5% (LIBOR plus 1.0%).

(5) Adjusted to reflect the Company's estimated pro forma effective tax rate of 30.3%, which differs from the statutory rate primarily as a result of non-cash equity in earnings of affiliates for which no tax expense is provided.

(6) Average shares outstanding for the year ended December 31, 1995 amounted to 10,376,658 shares after giving effect to a three-for-one stock split effective May 23, 1996.

                                        THREE MONTHS ENDED MARCH 31, 1996
                                     ------------------------------------------
                                        HISTORICAL
                                     ------------------  PRO FORMA     COMPANY
                                     COMPANY   CLAIRTON ADJUSTMENTS   PRO FORMA
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales........................... $126,701  $19,132    $(2,932)(1) $142,901
  Cost of sales.....................  111,255   16,093     (2,932)(1)  124,416
  Depreciation and amortization.....    4,943      460        136 (2)    5,539
  Selling, general and
   administrative...................    6,256      926       (483)(3)    6,699
                                     --------  -------    -------     --------
Operating profit....................    4,247    1,653        347        6,247
Equity in earnings of affiliates....    1,791       --         --        1,791
Other income........................        8        6         --           14
Interest expense....................    3,734       --        643 (4)    4,377
Litigation judgment.................  (10,946)      --         --      (10,946)
                                     --------  -------    -------     --------
Income (loss) before taxes..........   (8,634)   1,659       (296)      (7,271)
Income taxes (benefit)..............     (894)     678       (533)(5)     (749)
                                     --------  -------    -------     --------
Net income (loss)................... $ (7,740) $   981    $   237     $ (6,522)
                                     ========  =======    =======     ========
Earnings (loss) per share (6)....... $  (0.78)     N/A        N/A     $  (0.66)
                                     ========  =======    =======     ========

- ---------------------
(1) Adjusted to reflect the elimination of purchases by the Company from Clairton and purchases by Clairton from the Company.

(2) Adjusted to reflect increased depreciation and amortization expense resulting from recording the assets acquired at estimated fair value. The Company records depreciation and amortization using the straight-line method, over estimated useful lives of 15 years for buildings and machinery and 25 years for goodwill.

(3) Adjusted to reflect the reversal of corporate overhead costs allocated to Clairton by its former parent.

(4) Adjusted to reflect increased interest expense to the Company related to $39 million of borrowings in connection with the acquisition of Clairton. Interest is calculated at an assumed rate of 6.6% (LIBOR plus 1.0%).

(5) Adjusted to reflect the Company's estimated pro forma effective tax rate of 10.3%, which differs from the statutory rate primarily as a result of projected non-cash equity earnings of affiliates and tax credits earned beginning in 1996 at the Company's Monessen Facility.

(6) Average shares outstanding for the three months ended March 31, 1996 amounted to 9,911,202 shares after giving effect to a three-for-one stock split effective May 23, 1996.